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NEWS RELEASE                                                          EXHIBIT 99


Contact:             Michael J. Hopley, President & CEO or
                     Edward M. Topham, C.F.O. (604) 682-4606


Positive Results From the First Drill Holes at the Resguardo Property, Chile.

Vancouver, B.C. - March 6, 1997. Management of Fremont Gold Corporation (NASDAQ
- FGLD) are pleased to announce that the first phase of drilling at the company's Resguardo gold project has yielded very positive results. The program consisted of four diamond drill holes, from 180 to 280 meters long, spread over approximately a two and one half kilometer long segment of the Atacama Fault, where surface gold mineralization has been worked by local small miners. The purpose of these widely spaced drill holes was to gain a better understanding of the sub-surface geology at Resguardo and to follow-up on promising surface sampling work.

All four of these very widely spaced drill holes intersected significant gold mineralization, including some high grade zones. In particular drill hole DDH-97-3, located at the northern end of the belt of surface mine workings, intersected a zone averaging 4.04 g/t gold over 21.15 meters (0.118 oz/t over 69 feet). This intersection is open in all directions; to the north no sampling or mapping has occurred and to the south surface sampling suggests that this zone may extend a significant distance.

Results from all four diamond drill holes are summarized as follows:


                                                                      INTERVAL              AVERAGE GOLD
DRILL HOLE            FROM (Meters)           TO (Meters)             (Meters)              PER TON
---------------------------------------------------------------------------------------------------------
DDH-96-1                 56.20                   80.80                 24.60                 1.26
INCLUDING                68.65                   69.10                 0.45                  34.50
DDH-96-1                 111.35                  114.05                2.70                  5.15
DDH-96-1                 132.30                  136.25                3.95                  2.84
---------------------------------------------------------------------------------------------------------
DDH-97-1                 19.45                   32.55                 13.10                 1.13
---------------------------------------------------------------------------------------------------------
DDH-97-2                 8.55                    17.75                 9.20                  1.71
DDH-97-2                 36.07                   39.83                 3.76                  1.76
DDH-97-2                 52.46                   67.75                 15.29                 1.02
---------------------------------------------------------------------------------------------------------
DDH-97-3                 26.40                   47.55                 21.15                 4.04
---------------------------------------------------------------------------------------------------------

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These results support management's opinion that the Resguardo property has the potential to contain a major shear hosted gold deposit which could be initially exploited by surface mining methods.

A sizeable Phase Two program of reverse circulation drilling is planned to start within the next six to eight weeks.

The 16,000 hectare Resguardo property extends a 16 kilometer strike length along the Atacama Fault, a major structure that controls much of the economic mineralization in this part of northern Chile. A large number of surface mine workings are scattered over a distance of about 7 kilometers within the property from which local mines have worked a number of gold veins. The Mantoverde Mine is on the same structural trend, 10 kilometers north of the Resguardo property.

Fremont has a 99-year lease on the Resguardo property. Future annual lease payments, totaling $200,000 are due to the owners in years one to three, and advance royalty payments start on the seventh anniversary of the agreement.

Fremont is a junior exploration company specializing in the acquisition and exploration of gold properties in Latin America. Currently the company has three active gold exploration properties in Chile.

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